Exhibit 10.2

AMENDMENT TO THE

CODEXIS, INC. 2019 INCENTIVE AWARD PLAN

THIS AMENDMENT TO THE CODEXIS, INC. 2019 INCENTIVE AWARD PLAN (this “Amendment”) is made and adopted by Codexis, Inc. a Delaware corporation (the “Company”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Plan (as defined below).

RECITALS

WHEREAS, the Company maintains the Codexis, Inc. 2019 Incentive Award Plan (as amended from time to time, the “Plan”);

WHEREAS, pursuant to Section 12.1 of the Plan, the Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board of Directors of the Company (the “Board”), subject to the terms of the Plan; and

WHEREAS, the Board has adopted this Amendment, subject to approval by the stockholders of the Company within twelve months following the date of such action.

NOW, THEREFORE, in consideration of the foregoing, the Company hereby amends the Plan as follows, subject to approval by the stockholders of the Company within twelve months following the date of Board adoption of this Amendment:

1.	Section 3.1(a) of the Plan is hereby amended and restated in its entirety to read as follows:

“Subject to adjustment as provided in Section 3.1(b) and Section 12.2, the aggregate number of Shares which may be issued or transferred pursuant to Awards under the Plan is (i) 15,897,144 plus (ii) that number of Shares that are subject to equity awards granted under the Prior Plan which are outstanding as of April 22, 2019 and thereafter terminate, expire, lapse or are forfeited for any reason and which following the termination, expiration, lapse or forfeiture of such awards do not again become available for issuance under the Prior Plan; provided, however, that no more than 22,000,000 Shares may be issued upon the exercise of Incentive Stock Options.”

2.

This Amendment shall be and is hereby incorporated in and forms a part of the Plan; provided that the Amendment shall be subject to approval by the stockholders of the Company within twelve (12) months of the date hereof.

3.	Except as expressly provided herein, all other terms and provisions of the Plan shall remain unchanged and in full force and effect.

IN WITNESS WHEREOF, I hereby certify that this Amendment was duly adopted by the Board of Directors of Codexis, Inc. on April 11, 2023 and was approved by the stockholders of Codexis, Inc. on June 13, 2023.

Codexis, Inc.

By:	/s/ Sriram Ryali
Sriram Ryali
Chief Financial Officer

Date: June 15, 2023